UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2011

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24663 Mound Road
Warren, MI  48091
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

We entered into an employment agreement with Sally J.W. Ramsey, our Vice President – New Product Development that will be effective January 1, 2012. Ms. Ramsey is the founder of our company. The agreement will expire on December 31, 2014. Ms. Ramsey will receive an annual base salary of $100,000. The Compensation Committee of the Board of Directors may review Ms. Ramsey’s salary to determine what, if any, increases shall be made thereto. The agreement may be terminated prior to the end of the term by us for cause. If Ms. Ramsey’s employment is terminated without cause or for “good reason,” as defined in the agreement, she is entitled to 50% of salary that would have been paid over the balance of the term of the agreement. A termination within one year after a change in control shall be deemed to be a termination without cause.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.97	Employment Agreement with Sally J.W. Ramsey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  December 22, 2011                                                 By:/s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary